Item 1.01.	Entry into a Material Definitive Agreement.

On March 5, 2005, the Compensation Committee (the “Committee”) of the Board of Directors of West Pharmaceutical Services, Inc. (the “Company”) took the following actions with respect to incentive compensation and salaries for the Company’s named executive officers (as defined in Item 402(a)(3) of Regulation S-K, promulgated by the Securities Exchange Commission):

(a)	2004 Annual Bonus Awards

The Committee approved bonuses for the named executive officers in respect of the year ended December 31, 2004.

The annual awards were made under the Company’s 2004 Management Incentive Bonus Plan (“Plan”). Payouts under the Plan are dependent on the achievement of financial-performance goals at the corporate, division and regional levels, with each goal weighted as a percentage of the total opportunity. A full payout is made if the performance goals are met, with higher payouts for exceeding goals and lower payouts for falling short of targets. No payouts are made if actual performance is less than 85% of the performance target.

The following table sets forth (i) the performance goals for each organizational unit within the Company; (ii) the weight assigned to each goal as a percentage of the total opportunity; (iii) the percentage of the each goal’s achievement for 2004; (iii) the payout as a percentage of target bonus opportunity; and (iv) the total earned incentive as a percentage of target bonus opportunity.

Organizational Unit	Financial Performance Measurement	Weighting	2004 Actual Performance as % of Target	% Payout	2004 Total Earned Incentive
Corporate	Corporate Earnings Per Share Corporate Cash Flow	65% 35%	95.7% 109.0%	85.7% 109.0%	93.8%
Pharmaceutical Services Division	Corporate Earnings Per Share Division Operating Income Division Net Sales Division Cash Flow	25% 37.5% 18.75% 18.75%	95.7% 105.1% 102.4% 100.4%	85.7% 117.0% 108.0% 101.3%	104.5%
Regional – Americas	Corporate Earnings Per Share Division Financial Performance Regional Net Sales Regional Operating Profit	25% 25% 12.5% 37.5%	95.7% 104.4% 98.2% 103.3%	85.7% 114.8% 94.0% 110.8%	98.7%
Regional – Europe and Asia/Pacific	Corporate Earnings Per Share Division Financial Performance Regional Net Sales Regional Operating Profit	25% 25% 12.5% 37.5%	95.7% 102.7% 110.0% 103.3%	85.7% 108.9% 133.2% 110.8%	112.7%

Each participant’s target bonus opportunity is measured as a percentage of base salary. For senior management other than the Chief Executive Officer this percentage ranges from 40% to 60%. The CEO’s target bonus opportunity is 75% of his base salary. At least 25% of the net, after-tax amount of senior executives’ bonuses is paid in shares of common stock (“bonus shares”), although executives may elect to have a higher percentage of their bonus paid in the form of bonus shares. In addition, each executive receives an additional 25% of the number of bonus shares in the form of restricted stock (“incentive shares”), which vest over a four-year period, so long as the executive retains the original bonus shares. The balance of bonuses is paid in cash.

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The following table shows the total 2004 bonus, including the number of bonus shares and incentive shares, for each of the named executive officers. All shares were valued at $25.57 per share, the fair market value of the Company’s common stock on the date of grant.

Name and Title	Cash Bonus ($)	Bonus Shares (#)	Incentive Shares (#)
Donald E. Morel, Jr., Ph.D Chairman of the Board, Chief Executive Officer and President	277,173	3,613	904
William J. Federici................................................. Vice President and Chief Financial Officer	93,768	3,667	917
Steven A. Ellers President, Pharmaceutical Systems Division	97,599	3,816	955
Robert J. Keating President, Europe and Asia Pacific, Pharmaceutical Systems Division	151,365	807	202
Linda R. Altemus Vice President and Chief Compliance Officer	72,774	948	238

(b)	2004 Long-Term Incentive Program

In 2004, the Committee approved awards of performance-vesting restricted shares (“PVRS”) to the named executive officers, which vest in three equal amounts depending on the achievement of specified revenue growth and return-on-invested-capital (“ROIC”) targets over three performance periods: performance period I consists of 2004; performance period II consists of the two-year period 2004-2005; and performance period III consists of the three-year period 2004-2006.

The Committee approved the vesting of PVRS that were awarded to each of the named executive officers in respect of performance period I. Actual performance for that period was 100% of the revenue growth target and 85.9% of the ROIC target, yielding a total vesting of 88.19% of the PVRS allocated to 2004 performance. As a result the named executive officers received the following number of vested shares in respect of performance period I:

Name	Total PVRS Awarded for Performance Periods I-III (#)	PVRS Allocated to Performance Period I (2004) (#)	PVRS Vested (#)
Donald E. Morel, Jr.	108,000	36,000	31,748
William J. Federici	19,200	6,400	5,644
Steven A. Ellers	42,000	14,000	12,347
Robert J. Keating	13,200	4,400	3,880
Linda R. Altemus	11,400	3,800	3,351

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(c)	2005 Base Salaries

The Committee approved the annual base salaries (to be effective as of May 1, 2005) of the named executive officers, other than the Chief Executive Officer, as follows:

Name	2005 Base Salary
Steven A. Ellers	$324,000
William J. Federici	$368,000
Robert J. Keating	$314,500
Linda R. Altemus	$264,000

Dr. Morel’s 2005 base salary will be determined by the Compensation Committee in consultation with the full Board of Directors in April.

(d)	2005 Annual Incentive Program

The Committee established the financial-performance targets for the 2005 Management Annual Incentive Bonus Plan. A copy of this plan is attached as Exhibit 10(a) hereto.

(e)	2005 Long-Term Incentive Awards

The Compensation Committee approved long-term incentive awards in the form of stock options and PVRS to the named executive officers, other than the Chief Executive Officer for performance period IV, which covers the years 2005-2007. Dr. Morel’s long-term incentive award will be determined by the Compensation Committee in consultation with the full Board of Directors in April.

Long-term incentive awards are divided evenly between stock options and PVRS, with the total incentive opportunity set to approximate the 50% percentile of comparable compensation based on executive compensation data developed by the Committee’s independent compensation consultant. For purposes of determining the size of the long-term awards, the Black-Scholes method is used to determine the number of stock option shares and the number of PVRS is determined by reference to the fair market value of the stock on the date of grant.

Stock options vest in equal installments over a four-year period, while the PVRS awards will vest in 2008, depending on achievement of compound annual revenue growth and ROIC targets over the three-year period 2005-2007. No vesting occurs if the actual performance of the Company falls below 70% of the targeted performance.

The named executive officers, other than the Chief Executive Officer, received the following number of stock options and PVRS in respect of the three-year performance period 2005-2007:

Name	Stock Options (#)	PVRS (#)
Steven A. Ellers	40,000	10,577
William J. Federici	18,000	4,808
Robert J. Keating	13,000	3,365
Linda R. Altemus	11,000	2,885

Item 9.01.	Financial Statements and Exhibits.
(c)	Exhibits.
	Exhibit No.	Description
	10 (a)	2005 Management Annual Incentive Compensation Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST PHARMACEUTICAL SERVICES, INC. /s/ John R. Gailey III_____________________
John R. Gailey III
Vice President and General Counsel

March 10, 2005

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Exhibit 10(a)

Management Incentive Plan 2005

The Incentive Bonus Plan for 2005 is based on the following concepts:

*       As a participant in the Management Incentive Plan your contribution impacts overall corporate performance. To reflect this, all participants will have Corporate Earnings Per Share as a performance factor.

*       Division and Region Performance will focus on the achievement of key business fundamentals: Net Sales (Revenue), Operating Profit and prudent cash management as measured by Free Cash Flow from Operations.

Here’s how the plan works:

TARGET BONUS

The target bonus opportunity is a specific percentage of a participant’s base salary (as of December 31 of the plan year) and represents the amount of bonus a participant could receive if 100% of all performance factors were achieved.

INDIVIDUAL PERFORMANCE

For 2005, managers have the discretion to increase a participant’s incentive award up to 25% for superior performance, reduce the award as performance warrants or if performance is unsatisfactory, eliminate the award.

PERFORMANCE-PAYOUT RELATIONSHIP

A performance payout matrix has been established to determine the relationship between performance against an established plan target and the incentive award earned. The matrix sets a threshold of minimum performance at 85% for all performance factors with a commensurate payout of 50%. If less than 85% of the plan targeted performance is achieved, there will be no incentive paid.

Achieving plan targets results in a 100% incentive earned for that performance factor. A maximum payout of 150% has been established for each performance factor. The maximum performance required to achieve 150% payout will vary depending on the performance factor. Most factors reach the maximum levels at 115% of plan; others will require 150% achievement of plan.

Performance factors are independent of one another for incentive calculation purposes. A participant’s final incentive calculation will be based on the sum of all factors for his/her particular plan (region, division, corporate, etc.), adjusted for individual performance.

INCENTIVE POOL

For each incentive plan an incentive pool will be established.

The total of all incentive awards cannot exceed the total pool of incentive funds for that particular incentive plan.

BONUS PAYOUTS

A participant will have the option of participating in the stock bonus program. In other words, he/she may elect to receive his/her entire post-tax award in cash or take any percentage between 25% and 100% of his/her post-tax incentive award in shares of West Pharmaceutical Services common stock.

These shares will be deposited with an investment firm where accounts are maintained for our Stock Bonus Plan. We encourage participants to retain these shares and to take advantage of the incentive share opportunities of the Stock Bonus Plan.

STOCK BONUS PLAN

Here are the highlights of the Stock Bonus Plan:

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* At least 25% of a participant’s after-tax annual bonus can be paid in shares of West Pharmaceutical Services common stock (“bonus shares”).

However, a participant may elect to have up to 100% of his/her bonus paid in shares.

* Participants may elect to commit bonus shares to long-term holding by depositing those shares into an authorized account. Shares will be held in the participant’s name.

* If a participant commits to long-term holding, a number of restricted shares (“incentive shares”) equal to 25% of the committed bonus shares will be issued to the participant.

* The incentive shares will contain a legend stipulating that the restrictions lapse at the end of four years from the date of issuance, as long as the bonus shares are continuously held by the participant during that four-year period.

* If a participant retires under a West Pharmaceutical sanctioned Retirement Plan, the restrictions will lapse, as long as the bonus shares have been retained continuously. Participants will be entitled to receive a portion of the Incentive Shares according to the following schedule:

25% with at least one but less than two years continuous ownership of the bonus shares.

50% with at least two but less than three years continuous ownership of the bonus shares.

75% with at least three but less than four years continuous ownership of the bonus shares.

* Participants will receive dividends from bonus shares and restricted shares as they are declared. These dividends will be reinvested in stock of West Pharmaceutical Services.

* Ownership records will be reviewed annually to verify continuous ownership.

ELIGIBILITY

Eligibility and the amount and type of awards under this plan are solely at the discretion of management and are not guaranteed under any circumstances. Participants must be active employees on December 31 of the plan year to be eligible for bonus payment consideration. Awards will be prorated based on eligibility date.

PERFORMANCE FACTOR DEFINITIONS

Earnings Per Share (EPS): Determined by dividing the corporation’s after tax net income, adjusted for foreign exchange at budgeted rates and special items, by the average number of shares of stock of outstanding.

Special Adjustments: Those items that are material, unusual in nature and/or occur infrequently. Special adjustments are subject to Board Compensation Committee review and acceptance.

Net Sales: The revenue generated by the sale of products or services less returns and allowances.

Operating Profit: Net sales (as defined above) minus the cost of goods sold, lab and engineering expense, selling, general, administrative and other expense.

Division Cash Flow from Operations: Operating profit plus depreciation adjusted for increases or decreases in accounts receivable, inventory and accounts payable minus capital expenditures.

Corporate Cash Flow: Cash flow from operations minus capital expenditures, dividends and special adjustments.

Note: For incentive plan purposes, Earnings Per Share, Net Sales, Operating Profit and Cash Flow Factors from non-U.S. operations will be measured at budgeted exchange rates.

Following are the 2005 performance factors each weighted as to its influence on the overall bonus calculation. The Management Incentive Bonus Plan’s performance factors vary per division within the Company.

CORPORATE PERFORMANCE FACTORS

* Corporate financial performance:

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Corporate performance will be measured on the achievement of the Company’s 2005 Earnings Per Share and Cash Flow targets:

- EPS: [65%]

- Corporate Cash Flow: [35%]

PHARMACEUTICAL SYSTEMS DIVISION PERFORMANCE FACTORS

* Division financial performance (75%)

2005 key financial performance factors:

- Net Sales [25%]

- Operating Profit [50%]

- Division Free Cash Flow [25%]

* Corporate Financial Performance (25%): Corporate performance will be measured on the achievement of the Company’s 2005 Earnings Per Share target.

PHARMACEUTICAL SYSTEMS DIVISON’S REGIONS (AMERICAS, EURASIA and DEVICE GROUP

REGIONS) PERFORMANCE FACTORS

* Region performance (50%): A significant portion of a participant’s bonus opportunity will hinge on his/her region’s achievement of the operating profit and net sales (revenue) goal contained in the annual business plan.

- Net Sales [25%]

- Operating Profit [75%]

* Division financial performance (25%): Division performance will be measured on achievement of these financial goals in the division’s annual business plan:

- Net Sales [25%]

- Operating Profit [50%]

- Division Free Cash Flow [25%]

* Corporate Financial Performance (25%): Corporate performance will be measured on the achievement of the Company’s 2005 Earnings Per Share target.

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